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                                                                    Exhibit 23.1



                          Independent Auditors' Consent


The Board of Directors
Gabriel Communications, Inc.:

The audits referred to in our report dated February 4, 2000 included the related financial statement schedule as of December 31, 1998 and 1999, and for the period from June 15, 1998 (inception) to December 31, 1998 and for the year ended December 31, 1999, included in the information statement/prospectus. This financial statement schedule is the responsibility of Gabriel's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the information statement/prospectus.

                                                           /s/ KPMG LLP

St. Louis, Missouri
July 7, 2000